Exhibit 99.1
Financial Statements
Universal Safety Response, Inc.
December 31, 2008

INDEPENDENT AUDITORS’ REPORT
The Stockholders
Universal Safety Response, Inc.:
We have audited the accompanying balance sheet of Universal Safety Response, Inc. (the “Company”) as of December 31, 2008, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Safety Response, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Lattimore Black Morgan & Cain, PC
Brentwood, Tennessee
May 7, 2009

UNIVERSAL SAFETY RESPONSE, INC.
Balance Sheet
December 31, 2008

Assets
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $50,692	$7,477,989
Inventories	2,476,835
Deposits on jobs in progress	390,296
Prepaid expenses	207,913
Deferred income taxes	320,000

Total current assets	10,873,033

Property and equipment, net	1,000,621
Patents and trademark, net	928,071
Security deposits	9,233
Deferred income taxes	3,620,000

$16,430,958

Liabilities and Stockholders’ Deficit

Current liabilities:
Checks issued in excess of cash in bank	$294,441
Line of credit	3,894,392
Current installments of long-term debt	37,128
Current installments of long-term debt to stockholders	2,650,000
Accounts payable	4,534,577
Accrued expenses and liabilities	693,056
Accrued compensation	520,833
Deferred revenue	554,855

Total current liabilities	13,179,282

Long-term debt, excluding current installments	117,534
Long-term debt to stockholders, excluding current installments	4,427,509

Total liabilities	17,724,325

Stockholders’ deficit:
Common stock, $0.0001 stated value; 3,000,000 shares authorized, 2,032,655 shares issued and outstanding	203
Additional paid-in capital	4,702,208
Deficit	(5,995,778)

Total stockholders’ deficit	(1,293,367)

$16,430,958

See accompanying notes to the financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
Statement of Operations
Year ended December 31, 2008

Net sales	$22,942,267

Cost of sales	14,622,261

Gross profit	8,320,006

Operating expenses	7,268,501

Income from operations	1,051,505

Other income (expense):
Interest expense, net	(638,656)
Other income	(618)

Total other income (expense)	(639,274)

Earnings before income tax benefit	412,231

Income tax benefit	(3,931,000)

Net earnings	$4,343,231

See accompanying notes to the financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
Statement of Changes in Stockholders’ Deficit
Year ended December 31, 2008

		Additional
	Common	Paid-in		Stockholders’
	Stock	Capital	Deficit	Deficit
Balance at December 31, 2007	$203	$3,932,208	$(10,339,009)	$(6,406,598)

Stock based compensation (See Note 16)	—	770,000	—	770,000

Net income	—	—	4,343,231	4,343,231

Balance at December 31, 2008	$203	$4,702,208	$(5,995,778)	$(1,293,367)

See accompanying notes to the financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
Statement of Cash Flows
Year ended December 31, 2008

Cash flows from operating activities:
Net earnings	$4,343,231

Adjustments to reconcile net earnings to cash flows used by operating activities:
Depreciation and amortization	229,473
Provision for doubtful accounts	50,692
Stock based compensation	770,000
Loss on disposal of equipment	2,574
Provision for deferred income tax benefit	(3,940,000)
Interest accrued on notes payable to stockholders	55,827

Increase in operating assets:
Accounts receivable	(5,046,251)
Inventories	(1,438,034)
Deposits on jobs in progress	(390,296)
Prepaid expenses	(49,925)
Security deposits	(500)

Increase (decrease) in operating liabilities:
Checks issued in excess of cash in bank	294,441
Accounts payable	2,826,865
Accrued expenses and liabilities	439,919
Accrued compensation	(500)
Deferred revenue	184,694

Total adjustments	(6,011,021)

Net cash used by operating activities	(1,667,790)

Cash flows from investing activities:
Purchases of property and equipment	(620,308)
Patent and trademark costs capitalized	(175,858)

Net cash used by investing activities	(796,166)

Cash flows from financing activities:
Proceeds from line of credit, net	2,274,392
Payments of notes payable	(39,193)
Proceeds from notes payable to stockholders	200,000

Net cash provided by financing activities	2,435,199

Decrease in cash	(28,757)

Cash at beginning of year	28,757

Cash at end of year	$—

See accompanying notes to the financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(1) Nature of operations
The Company designs, installs and maintains perimeter access control units. The Company’s United States and international customers consist of the military, government and corporate sectors.
The Company generally outsources the manufacture of the various components that comprise the perimeter access control units to a wide range of suppliers. The Company provides various technical, engineering, project management and installation services. Most installations are of short duration, typically three to six months.
(2) Summary of significant accounting policies
(a) Basis of accounting
The accompanying financial statements have been prepared on the accrual basis of accounting.
(b) Fair Value of Financial Instruments
Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments not held for trading purposes, approximate the carrying values of such amounts because of their short-term nature.
(c) Receivables and credit policies
Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from invoice date. Certain customers have been granted extended payment terms based on business volume. Late or interest charges on delinquent accounts are not recorded until collected. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management’s best estimate of the amounts that will not be collected. The allowance is estimated based on management’s knowledge of its customers, historical loss experience, and existing economic conditions. Uncollected balances are written off when all collection efforts are exhausted.
(d) Inventories
Inventories consist of equipment and parts and are stated at the lower of cost or market (net realizable value), determined on a first-in, first-out (FIFO) basis.
(e) Property and equipment
Property and equipment is stated at cost. Depreciation is provided over the assets’ estimated useful lives using the straight-line method. Machinery and equipment and furniture and fixtures are depreciated over three to seven years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term. Computer equipment and vehicles are generally depreciated over three to seven years.
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.
(f) Patents and trademark
Costs incurred in obtaining domestic and international patents are capitalized. Amortization is provided over their estimated useful lives as of the application date on a straight-line basis. Management continuously evaluates the various projects and if they determine to abandon a project or a patent application is unsuccessful, the related costs are expensed.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(g) Product warranties
The Company’s products generally carry one year warranties for defects in workmanship and materials. The Company may also have the right of subrogation against its suppliers for defects in materials. The estimated cost of warranty obligations on units installed by the Company is recognized in the period of sale. Warranty expenditures amounted to $69,768 in 2008. The warranty reserve is included in accrued expenses and liabilities and amounted to approximately $70,000 at December 31, 2008.
(h) Income taxes
The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws.
(i) Revenue recognition
The Company recognizes revenues from fixed-price installation contracts using the percentage-of-completion method for financial reporting purposes, measured by the percentage of costs incurred to date to management’s estimate of total costs for each contract. This method is used because management considers incurred costs to be the best available measure of progress on these contracts.
Contract costs include all direct materials, labor costs, equipment costs and subcontractor costs and those indirect costs related to contract performance such as supervision, indirect labor, supplies, and tools. Selling, general and administrative expenses are expensed as incurred for financial reporting purposes.
Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalties, contract savings provisions and final contract settlements, may result in revisions to cost and revenues and are recognized in the period in which the revisions are determined. Claims are included in revenues when realization is probable and can be reasonably estimated. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible the Company’s estimate of costs and revenues will change in the near term.
Revenues are also derived from professional and maintenance services rendered. It is the Company’s policy to recognize revenues at the time such services are performed at estimated billable amounts. Billings occur in accordance with the terms of the respective contracts, and revenues which relate to billings rendered in advance are deferred until earned.
The Company has elected to account for all governmental taxes associated with revenue transactions on a net basis.
(j) Advertising and promotion costs
Advertising and promotion costs are expensed as incurred. Advertising and promotion costs totaled $162,699 during 2008.
(k) Shipping and handling fees and costs
The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with outbound freight are included in cost of sales.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(l) Realization of long-lived assets
Management evaluates the recoverability of the investment in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management’s estimate of the recoverability of these assets.
(m) Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(n) Stock-based compensation
The Company has a stock-based employee compensation plan that is described more fully in Note 16. The Company accounts for stock based compensation in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment.” Accordingly, stock-based compensation cost is measured at the grant date based upon the fair value of the award and is recognized as expense on a straight line basis over the requisite service period, which is generally the vesting period.
(o) New accounting pronouncements
In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was effective for fiscal years beginning after December 15, 2006; however, the FASB delayed the effective date for nonpublic companies to periods beginning after December 15, 2007. On December 30, 2008, the FASB issued Staff Position No. 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Entities” (“FSP 48-3”) which allows certain nonpublic entities to defer implementation of FIN 48 to fiscal years beginning after December 15, 2008.
Management has elected to adopt FSP 48-3 and defer implementation of FIN 48. As a result, the Company has accounted for uncertain tax positions in accordance with FASB Statements No. 109, “Accounting for Income Taxes” and No. 5, “Accounting for Contingencies” in the accompanying financial statements.
In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations.” SFAS No. 141R changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The adoption of SFAS No. 141R is not expected to have any impact on the Company’s financial statements.
In December 2007, the FASB ratified the consensus reached by the EITF in EITF Issue No. 07-01, “Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property.” The EITF concluded that a collaborative arrangement is one in which the participants are actively involved and are exposed to significant risks and rewards that depend on the

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
ultimate commercial success of the endeavor. Revenue and costs incurred with third parties in connection with collaborative arrangements would be presented gross or net based on the criteria in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” and other accounting literature. Payments to or from collaborators would be evaluated and presented based on the nature of the arrangement and its terms, the nature of the entity’s business, and whether those payments are within the scope of other accounting literature. The nature and purpose of collaborative arrangements are to be disclosed along with the accounting policies and the classification and amounts of significant financial statement amounts related to the arrangements. Activities in the arrangement conducted in a separate legal entity should be accounted for under other accounting literature; however, required disclosure under EITF Issue No. 07-01 applies to the entire collaborative agreement. This Issue is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented for all collaborative arrangements existing as of the effective date. The adoption of EITF No. 07-01 is not expected to have any impact on the Company’s financial statements.
In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets.” FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, as well as interim periods within those fiscal years. The adoption of FSP 142-3 is not expected to have any impact on the Company’s financial statements.
In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” This staff position requires that entities with convertible debt instruments that may be settled entirely or partially in cash upon conversion should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the debentures is that the equity component would be included in the paid-in-capital section of shareholders’ equity on an entity’s consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of convertible debt. The FSP is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. The adoption of APB 14-1 is not expected to have any impact on the Company’s financial statements.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” Management does not expect SFAS No. 162 to have a material impact on the Company’s financial statements.
In June 2008, the FASB ratified Emerging Issues Task Force (“EITF”) Issue 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock,” which addresses the accounting for certain instruments as derivatives under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Under this pronouncement, specific guidance is provided regarding requirements for an entity to consider embedded features as indexed to the entity’s own stock. This Issue is effective for fiscal years beginning after December 15, 2008. The adoption of EITF 07-05 is not expected to have any impact on the Company’s financial statements.
In April 2009, the FASB issued FSP 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” This FSP requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. This FSP is effective for the fiscal years beginning after

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
December 15, 2008. The adoption of FSP 141R-1 is not expected to have any impact on the Company’s financial statements.
In April 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 in the current economic environment and reemphasizes that the objective of a fair value measurement remains an exit price. If we were to conclude that there has been a significant decrease in the volume and level of activity of the asset or liability in relation to normal market activities, quoted market values may not be representative of fair value and we may conclude that a change in valuation technique or the use of multiple valuation techniques may be appropriate. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 is not expected to have any impact on the Company’s financial statements.
In April 2009, the FASB issued FSP 115-2 and FSP 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” FSP 115-2 and FSP 124-2 amend the other-than-temporary impairment guidance for debt securities to improve presentation and disclosure of other-than-temporary impairments of debt and equity securities in the financial statements. FSP 115-2 and FSP 124-2 are effective for all reporting periods ending after June 15, 2009. The disclosures in the Company’s financials statements comply with both of these pronouncements.
In April 2009, the FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” FSP 107-1 and APB 28-1 amend SFAS No. 107 “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. This FSP also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. FSP 107-1 and APB 28-1 are effective for all reporting periods ending after June 15, 2009. Neither of these pronouncements is expected to have any impact on the Company’s financial statements.
(3) Credit risk and other concentrations
The Company generally maintains cash on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.
(4) Accounts receivable
A summary of accounts receivable as of December 31, 2008 is as follows:

Contracts receivable:
Completed contracts	$1,089,901
Other	2,068
Contracts in progress:
Current	6,195,780
Retainage	240,932

7,528,681
Less allowance for doubtful accounts	50,692

$7,477,989

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(5) Inventories
     A summary of inventories as of December 31, 2008 is as follows:

Raw materials	$495,079
Finished goods	1,981,756

$2,476,835

(6) Property and equipment, net
     A summary of property and equipment, net as of December 31, 2008 is as follows:

Leasehold improvements	$159,724
Machinery and equipment	454,578
Computer equipment and software	286,042
Furniture and fixtures	334,744
Vehicles	236,212

1,471,300
Accumulated depreciation and amortization	(470,679)

$1,000,621

(7) Patents and trademark
     A summary of patents and trademark as of December 31, 2008 is as follows:

Patents and trademark, net of accumulated amortization of $124,897	$928,071

     Costs incurred related to patents not yet issued at December 31, 2008 amounted to approximately $315,000.
Amortization expense for the year ended December 31, 2008 was $49,032. Estimated amortization expense for 2009 through 2013 is approximately $36,000 annually.
(8) Line of credit
The Company has a $5,000,000 line of credit available with a bank at December 31, 2008. The line of credit, which matures August 31, 2009, bears interest at the prime rate plus 2% (5.25% at December 31, 2008) and is secured by accounts receivables, inventories and the personal guaranty of the Company’s majority stockholder. The Company owed $3,894,392 at December 31, 2008 under this line.
On April 10, 2009, the Company increased its line of credit available with a bank from $5,000,000 to $7,000,000. Other terms of the line of credit were unchanged.
The provisions of the line of credit place certain restrictions and limitations upon the Company. These include maintenance of certain financial ratios and restrictions or limitations on financed capital expenditures and additional borrowings. The Company was in compliance with the required covenants as of December 31, 2008.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(9) Long-term debt
     A summary of long-term debt to third-party creditors as of December 31, 2008 is as follows:

Notes payable due in monthly installments ranging from $442 to $785, including interest at 3.9% to 9.75%, through January 2011 to December 2013.	$154,662

Less current installments	37,128

Long-term debt, excluding current installments	$117,534

A summary of future maturities of long-term debt to third-party creditors as of December 31, 2008 is as follows:

Year	Amount
2009	$37,128
2010	40,301
2011	31,702
2012	28,973
2013	16,558

$154,662

(10) Notes payable to stockholders
The Company has issued notes payable to certain stockholders in the amount of $7,077,509 at December 31, 2008. The notes payable are unsecured and bear interest at the prime rate plus 2% (5.25% at December 31, 2008), with some notes interest is payable monthly while other notes interest is payable at maturity.
A summary of future maturities of long-term debt as of December 31, 2008 is as follows:

Year	Amount
2009	$2,650,000
2010	4,427,509

$7,077,509

(11) Accrued expenses and liabilities
A summary of accrued expenses and liabilities as of December 31, 2008 is as follows:

Accrued payroll	$104,199
Accrued other taxes	154,458
Other current liabilities	434,399

$693,056

(12) Employee benefit plan
The Company sponsors a profit-sharing plan covering substantially all employees. The Company contributions are made at management’s discretion and vest immediately. The Company made contributions of $1,463 to the plan in 2008.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(13) Accrued compensation
In years prior to 2008, the Company and certain of its employees agreed that the Company would not pay certain amounts of the employees’ compensation until cash flow was sufficient. The Company expects to pay the accrued compensation during 2009; thus, the liability is classified as current on the balance sheet.
(14) Income taxes
The provision for income taxes during 2008 is as follows:

Current tax expense:
Federal	$309,000
State	40,000
Utilization of net operating loss carryforwards	(340,000)

Total current tax expense	9,000

Deferred tax benefit:
Federal	(3,349,000)
State	(591,000)

Total deferred tax benefit	(3,940,000)

Total provision for income taxes	$(3,931,000)

The actual income tax expense differs from the expected income tax expense due to the utilization of available net operating loss carryforwards and recognition of deferred tax assets. The Company was subject to the Alternative Minimum Tax for 2008. The estimated tax liability is $9,000.
Federal and state net operating loss carryforwards of the Company approximated $8,485,000 at December 31, 2008, and expire beginning 2021 through 2027 if not utilized.
Net deferred income taxes in the balance sheet as of December 31, 2008 include the following amounts of deferred income tax assets and liabilities:

	Current	Long-term	Total
Deferred income tax assets	$320,000	$3,730,000	$4,050,000
Deferred income tax liabilities	—	(110,000)	(110,000)

Net	$320,000	$3,620,000	$3,940,000

A valuation allowance of $4,110,000 at December 31, 2007 was established to reduce the deferred income tax assets to the amount that would more likely than not be realized. This reduction was provided due to the uncertainty of the Company’s ability to utilize the federal and state net operating loss carryforwards before they expire. Based on the improvement in earnings during 2008 and projected growth and earnings in future years, management expects to utilize these net operating loss carryforwards before expiration; thus, the Company reduced the valuation allowance to zero at December 31, 2008.
Deferred income taxes are provided for the temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities. The deferred income tax assets result primarily from net operating loss carryovers, accrued compensation and stock compensation expense deducted for financial purposes but not for tax purposes. The deferred income tax liabilities result from differences in methods used to calculate depreciation on fixed assets for book and tax purposes.

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(15) Common stock
Prior to 2008, a related group of Company stockholders had the right to receive additional shares of common stock so that a portion of their interests, equal to 15% of the Company’s outstanding shares, is not diluted by the issuance of additional shares of common stock. During 2008, the agreement was amended to terminate this right.
(16) Stock incentive plan
The Company has reserved 269,327 shares of authorized common stock to be issued pursuant to the 2008 Stock Incentive Plan (the “Plan”). The Plan is designed to stimulate the efforts of officers, employees, outside directors and consultants. Under the Plan, the Board has the sole discretion to grant options with exercise prices determined by the Board at the time of grant but not less than 100% of the fair market value of the common stock at the date of grant. The option term and vesting period is determined by the Board at the date of grant. The options cannot be sold or transferred to any other party without consent of the Board. If an employee is terminated for cause or voluntarily resigns from the Company prior to the options being exercised, the options are forfeited.
The Company estimates the value of its stock options using the calculated value on the grant date. The Company measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of its share price. The Company does not maintain an internal market for its shares and its shares have never been traded privately. The calculated value method requires that the volatility assumption used in an option pricing model be based on the volatilities of similar publicly traded companies identified by the Company or the historical volatility of an appropriate industry sector index.
During October 2008, the Company granted options with ten year lives which became fully vested upon grant date. As of December 31, 2008, none of the options were exercised or forfeited. The following summarizes the exercise price and number of common shares for these outstanding options:

Options Outstanding
Exercise Price	Number of
Per Share	Common Shares
$9.84	55,898
$24.50	40,653
$49.50	50,816

147,367

The Company uses the Black-Scholes-Merton formula to estimate the calculated value of the share-based payments. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of the defense industrial goods and service industry sector. The Company calculated the historical volatility of this industry sector using the average annual closing total returns for the last five years immediately prior to option grant date. Total compensation cost associated with the options granted during 2008 is $770,000.
The assumptions used and the weighted average calculated value of options for the year ended December 31, 2008 are as follows:

Risk-free interest rate	3.02%
Expected dividend yield	0
Expected volatility	57%
Expected life in years	10
Service period in years	0
Weighted average calculated value of options granted	$5.22

UNIVERSAL SAFETY RESPONSE, INC.
Notes to the Financial Statements
December 31, 2008
(17) Research and development costs
Research and development costs are expensed as incurred and totaled $207,933 in 2008.
(18) Lease commitments
The Company leases office and warehouse space and equipment under arrangements classified as operating leases. Rent expense under these leases amounted to $207,891 in 2008. A summary of approximate future minimum payments under these leases as of December 31, 2008 is as follows:

Year	Amount
2009	$275,000
2010	283,000
2011	292,000
2012	74,000

$924,000

It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases; thus, it is anticipated that future lease payments will not be less than the commitments for 2009.
(19) Related party transactions
At December 31, 2008, other accounts payable to stockholders totaled $30,085.
The Company has notes payable to certain stockholders. See Note 9.
Interest expense under the notes payable to certain stockholders amounted to $494,696 in 2008.
(20) Supplemental disclosures of cash flow statement information

Interest paid	$657,442

Income taxes paid, net	$9,000

During 2008, the Company incurred notes payable in the amount of $193,855 related to the acquisition of vehicles.
(21) Event (Unaudited) Subsequent to the Date of the Independent Auditors’ Report
On July 20, 2009, the Company’s stockholders sold 100% of the Company’s outstanding common stock to Smith & Wesson Holding Corporation in exchange for cash and common stock of Smith & Wesson.

UNIVERSAL SAFETY RESPONSE, INC.
BALANCE SHEETS
As of:

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Accounts receivable, net of allowance for doubtful accounts of $50,692 on June 30, 2009 and December 31, 2008	$11,887,728	$7,477,989
Inventories	3,547,354	2,476,835
Deposits on jobs in progress	0	390,296
Prepaid expenses	385,343	207,913
Deferred income taxes	320,000	320,000

Total current assets	16,140,425	10,873,033

Property and equipment, net	1,312,205	1,000,621
Patents and trademark, net	1,018,672	928,071
Deferred income taxes	3,620,000	3,620,000
Security deposits	9,533	9,233

	$22,100,835	$16,430,958

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Checks issued in excess of cash in bank	$512,515	$294,441
Accounts payable	5,523,280	4,534,577
Accrued expenses	460,337	693,056
Accrued compensation	520,833	520,833
Deferred revenue	206,093	554,855
Line of credit	6,418,085	3,894,392
Current installments of long-term debt	63,344	37,128
Current installments of long-term debt to stockholders	2,650,000	2,650,000

Total current liabilities	16,354,487	13,179,282

Long-term debt, excluding current installments	154,926	117,534

Long-term debt to stockholders, excluding current installments	4,448,653	4,427,509

Stockholders’ equity/(deficit):
Common stock, $.0001 stated value, 3,000,000 shares authorized, 2,032,655 shares issued and outstanding on June 30, 2009 and December 31, 2009	203	203
Additional paid-in capital	4,702,208	4,702,208
Accumulated deficit	(3,559,642)	(5,995,778)

Total stockholders’ equity/(deficit)	1,142,769	(1,293,367)

	$22,100,835	$16,430,958

The accompanying notes are an integral part of these financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
UNAUDITED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net product and services sales	$11,775,849	$5,030,126	$21,515,574	$8,485,782
Cost of products and services sold	8,069,359	3,177,535	14,444,797	5,331,792

Gross profit	3,706,490	1,852,591	7,070,777	3,153,990

Operating expenses	2,270,363	1,424,985	4,220,846	2,677,352

Income from operations	1,436,127	427,606	2,849,931	476,638

Other expense, net:
Other expense, net	(551)	—	(551)	—
Interest expense, net	(206,237)	(162,520)	(363,311)	(341,717)

Total other expense, net	(206,788)	(162,520)	(363,862)	(341,717)

Income before income taxes	1,229,339	265,086	2,486,069	134,921
Income tax expense	35,278	6,825	49,933	15,545

Net income/comprehensive income	$1,194,061	$258,261	$2,436,136	$119,376

The accompanying notes are an integral part of these financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)
For the Six Months Ended June 30, 2009

	Common		Additional		Total
	Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity/(Deficit)
Balance at December 31, 2008	2,032,655	$203	$4,702,208	$(5,995,778)	$(1,293,367)
Net income				2,436,136	2,436,136

Balance at June 30, 2009	2,032,655	$203	$4,702,208	$(3,559,642)	$1,142,769

The accompanying notes are an integral part of these financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
UNAUDITED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income	$2,436,136	$119,376
Adjustments to reconcile net income to net cash used by operating activities:
Amortization and depreciation	211,224	97,802
Loss on sale of assets	19,465	—
Interest accrued on notes payable to stockholders	21,144	28,982
Changes in operating assets and liabilities:
Accounts receivable	(4,409,739)	(3,255,598)
Inventories	(1,070,519)	80,880
Deposits on jobs in progress	390,296	—
Other current assets	(177,430)	(78,026)
Checks issued in excess of cash in bank	218,074	—
Accounts payable	988,703	868,909
Accrued other expenses	(232,719)	168,040
Accrued compensation	—	(500)
Deferred revenue	(348,762)	1,570,392
Other assets	(300)	—

Net cash used by operating activities	(1,954,427)	(399,743)

Cash flows from investing activities:
Payments to acquire patents	(109,801)	(78,154)
Payments to acquire property and equipment	(523,073)	(142,833)

Net cash used for investing activities	(632,874)	(220,987)

Cash flows from financing activities:
Proceeds from loans and notes payable	22,425,985	972,928
Payments on loans and notes payable	(19,838,684)	(449,362)
Proceeds from notes payable to stockholders	—	200,000

Net cash provided by financing activities	2,587,301	723,566

Net increase in cash and cash equivalents	—	102,836
Cash and cash equivalents, beginning of period	—	28,757

Cash and cash equivalents, end of period	$—	$131,593

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$342,386	$312,880
Income taxes	37,486	15,769
The accompanying notes are an integral part of these financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
(1) Basis of Presentation
The balance sheet as of June 30, 2009, the statements of income for the three and six months ended June 30, 2009 and 2008, the statement of changes in stockholders’ equity for the six months ended June 30, 2009, and the statements of cash flows for the six months ended June 30, 2009 and 2008 have been prepared by us, without audit. In our opinion all adjustments which include only normal recurring adjustments necessary to fairly present the financial position, results of operations, changes in stockholders’ equity/(deficit), and cash flows as of and for the six months ending June 30, 2009 and for the periods presented have been included. The balance sheet as of December 31, 2008 has been derived from our audited financial statements.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in our audited financial statements for the year ended December 31, 2008. The results of operations for the six months ended June 30, 2009 may not be indicative of the results that may be expected for the year ended December 31, 2009 or any other period.
(2) Organization
We design, install and maintain perimeter access control units. Our United States and international customers consist of the military, government and corporate sectors.
We generally outsource the manufacture of the various components that comprise the perimeter access control units to a wide range of suppliers. We provide various technical, engineering, project management and installation services. Most installations are of short duration, typically three to six months.
(3) Summary of significant accounting policies
(a)  Fair Value of Financial Instruments
Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments not held for trading purposes, approximate the carrying values of such amounts because of their short-term nature.
(b)  Receivables and credit policies
Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from invoice date. Certain customers have been granted extended payment terms based on business volume. Late or interest charges on delinquent accounts are not recorded until collected. The carrying amount of accounts receivable is reduced by a valuation allowance, if necessary, which reflects management’s best estimate of the amounts that will not be collected. The allowance is estimated based on management’s knowledge of its customers, historical loss experience, and existing economic conditions. Uncollected balances are written off when all collection efforts are exhausted.
(c)  Property and equipment
Property and equipment is stated at cost. Depreciation is provided over the assets’ estimated useful lives using the straight-line method. Machinery and equipment and furniture and fixtures are depreciated over three to seven years. Leasehold improvements are amortized over the shorter of their estimated lives or the respective lease term. Computer equipment and vehicles are generally depreciated over three to seven years.
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
     (d) Patents and trademark
Costs incurred in obtaining domestic and international patents are capitalized. Amortization is provided over their estimated useful lives as of the application date on a straight-line basis. Management continuously evaluates the various projects and if they determine to abandon a project or a patent application is unsuccessful, the related costs are expensed.
     (e) Product warranties
Our products generally carry one year warranties for defects in workmanship and materials. We may also have the right of subrogation against its suppliers for defects in materials. The estimated cost of warranty obligations on units installed by us is recognized in the period of sale. Warranty expenditures amounted to $14,463 and $12,316 for the six months ended June 30, 2009 and 2008, respectively. The warranty reserve is included in accrued expenses and liabilities and amounted to approximately $58,000 and $35,000 at June 30, 2009 and 2008, respectively.
     (f) Income taxes
The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws.
     (g) Revenue recognition
We recognize revenues from fixed-price installation contracts using the percentage-of-completion method for financial reporting purposes, measured by the percentage of costs incurred to date to management’s estimate of total costs for each contract. This method is used because we consider incurred costs to be the best available measure of progress on these contracts.
Contract costs include all direct materials, labor costs, equipment costs and subcontractor costs and those indirect costs related to contract performance such as supervision, indirect labor, supplies, and tools. Selling, general and administrative expenses are expensed as incurred for financial reporting purposes.
Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalties, contract savings provisions and final contract settlements, may result in revisions to cost and revenues and are recognized in the period in which the revisions are determined. Claims are included in revenues when realization is probable and can be reasonably estimated. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible our estimate of costs and revenues will change in the near term.
Revenues are also derived from professional and maintenance services rendered. It is our policy to recognize revenues at the time such services are performed at estimated billable amounts. Billings occur in accordance with the terms of the respective contracts, and revenues which relate to billings rendered in advance are deferred until earned.
We have elected to account for all governmental taxes associated with revenue transactions on a net basis.
     (h) Advertising and promotion costs
Advertising and promotion costs are expensed as incurred. Advertising and promotion costs totaled $110,838 and $142,186 for the six months ended June 30, 2009 and 2008, respectively.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
     (i) Shipping and handling fees and costs
We include shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with outbound freight are included in cost of sales.
     (j) Realization of long-lived assets
We evaluate the recoverability of the investment in long-lived assets on an ongoing basis and recognize any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in our estimate of the recoverability of these assets.
     (k) Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     (l) Stock-based compensation
We have a stock-based employee compensation plan that is described more fully in Note 11. We account for stock based compensation in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment”. Accordingly, stock-based compensation cost is measured at the grant date based upon the fair value of the award and is recognized as expense on a straight line basis over the requisite service period, which is generally the vesting period.
     (m) New accounting pronouncements
             Recently Issued Accounting Standards
In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was effective for fiscal years beginning after December 15, 2006; however, the FASB delayed the effective date for nonpublic companies to periods beginning after December 15, 2007. On December 30, 2008, the FASB issued Staff Position No. 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Entities” (“FSP 48-3”) which allows certain nonpublic entities to defer implementation of FIN 48 to fiscal years beginning after December 15, 2008.
We have elected to adopt FSP 48-3 and defer implementation of FIN 48. As a result, we have accounted for uncertain tax positions in accordance with FASB Statements No. 109, “Accounting for Income Taxes” and No. 5, “Accounting for Contingencies” in the accompanying financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
Recently Adopted Accounting Standards
In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations.” SFAS No. 141R changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The adoption of SFAS No. 141R did not have any impact on our financial statements.
In December 2007, the FASB ratified the consensus reached by the EITF in EITF Issue No. 07-01, “Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property.” The EITF concluded that a collaborative arrangement is one in which the participants are actively involved and are exposed to significant risks and rewards that depend on the ultimate commercial success of the endeavor. Revenue and costs incurred with third parties in connection with collaborative arrangements would be presented gross or net based on the criteria in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” and other accounting literature. Payments to or from collaborators would be evaluated and presented based on the nature of the arrangement and its terms, the nature of the entity’s business, and whether those payments are within the scope of other accounting literature. The nature and purpose of collaborative arrangements are to be disclosed along with the accounting policies and the classification and amounts of significant financial statement amounts related to the arrangements. Activities in the arrangement conducted in a separate legal entity should be accounted for under other accounting literature; however, required disclosure under EITF Issue No. 07-01 applies to the entire collaborative agreement. This Issue is effective for fiscal years beginning after December 15, 2008, and is to be applied retrospectively to all periods presented for all collaborative arrangements existing as of the effective date. The adoption of EITF No. 07-01 did not have any impact on our financial statements.
In April 2008, the FASB issued FSP 142-3, “Determination of the Useful Life of Intangible Assets.” FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, as well as interim periods within those fiscal years. The adoption of FSP 142-3 did not have any impact on our financial statements.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” We do not expect SFAS No. 162 to have a material impact on our financial statements.
In May 2008, the FASB issued FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” This staff position requires that entities with convertible debt instruments that may be settled entirely or partially in cash upon conversion should separately account for the liability and equity components of the instrument in a manner that reflects the issuer’s economic interest cost. The effect of the proposed new rules for the debentures is that the equity component would be included in the paid-in-capital section of shareholders’ equity on an entity’s consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of convertible debt. The FSP is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. The adoption of APB 14-1 did not have any impact on our financial statements.
In June 2008, the FASB ratified EITF Issue 07-05, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock,” which addresses the accounting for certain instruments as derivatives under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Under this pronouncement, specific guidance is provided regarding requirements for an entity to consider embedded features as indexed to the entity’s own stock. This Issue is effective for fiscal years beginning after December 15, 2008. The adoption of EITF 07-05 did not have any impact on our financial statements.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
In April 2009, the FASB issued FSP 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” This FSP requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. This FSP is effective for the fiscal years beginning after December 15, 2008. The adoption of FSP 141R-1 did not have any impact on our financial statements.
In April 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 in the current economic environment and reemphasizes that the objective of a fair value measurement remains an exit price. If we were to conclude that there has been a significant decrease in the volume and level of activity of the asset or liability in relation to normal market activities, quoted market values may not be representative of fair value and we may conclude that a change in valuation technique or the use of multiple valuation techniques may be appropriate. FSP 157-4 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP 157-4 did not have any impact on our financial statements.
In April 2009, the FASB issued FSP 115-2 and FSP 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments.” FSP 115-2 and FSP 124-2 amend the other-than-temporary impairment guidance for debt securities to improve presentation and disclosure of other-than-temporary impairments of debt and equity securities in the financial statements. FSP 115-2 and FSP 124-2 are effective for all reporting periods ending after June 15, 2009. The disclosures in our financials statements comply with both of these pronouncements.
In April 2009, the FASB issued FSP 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” FSP 107-1 and APB 28-1 amend SFAS No. 107 “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments in interim as well as in annual financial statements. This FSP also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. FSP 107-1 and APB 28-1 are effective for all reporting periods ending after June 15, 2009. Neither of these pronouncements had any impact on our financial statements.
In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet data but before financial statements are issued. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. The disclosures in our financials statements comply with this pronouncement.
(4) Inventories
Inventories consist of equipment and parts and are stated at the lower of cost or market (net realizable value), determined on a first-in, first-out (FIFO) basis. A summary of inventories as of June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31, 2008
Raw Materials	$650,913	$495,079
Finished Goods	2,896,441	1,981,756

Total inventory	$3,547,354	$2,476,835

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
(5) Property and equipment, net
     A summary of property and equipment, net as of June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31,
		2008
Leasehold improvements	$159,724	$159,724
Machinery and equipment	691,814	454,578
Computer equipment and software	430,554	286,042
Furniture and fixtures	372,120	334,744
Vehicles	314,074	236,212

	1,968,286	1,471,300
Less: Accumulated depreciation	(656,081)	(470,679)

Total property and equipment	$1,312,205	$1,000,621

(6) Intangible Assets
     A summary of intangible assets as of June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31, 2008
Patents and trademark	$1,162,769	$1,052,968
Less: Accumulated amortization	(144,097)	(124,897)

Total intangible assets	$1,018,672	$928,071

(7) Line of credit
On April 10, 2009 we increased our line of credit with Tennessee Commerce Bank to $7,000,000. The line of credit, which matures August 31, 2009, bears interest at the bank’s prime rate plus 2% (7.0% at June 30, 2009) and is secured by accounts receivables, inventories and the personal guaranty of our majority stockholder. We owed $6,418,085 at June 30, 2009 under this line.
The provisions of the line of credit place certain restrictions and limitations upon us. These include maintenance of certain financial ratios and restrictions or limitations on financed capital expenditures and additional borrowings. We were in compliance with the required covenants as of June 30, 2009.
(8) Long-term debt
A summary of long-term debt to third-party creditors as of June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31, 2008
Notes payable due in monthly installments ranging from $442 to $785, including interest at 3.9% to 9.75%, through January 2011 to December 2013.	$218,270	$154,662
Less current installments	(63,344)	(37,128)

Long term, debt, excluding current installments	$154,926	$117,534

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
(9) Notes payable to stockholders
We have issued notes payable to certain stockholders in the amount of $7,098,653 and $7,077,509 at June 30, 2009 and December 31, 2008, respectively. The notes payable are unsecured and bear interest at the prime rate plus 2% (5.25% at June 30, 2009), with some notes interest payable monthly while other notes interest payable at maturity.
(10) Accrued compensation
In years prior to 2008, we and certain of our employees agreed that we would not pay certain amounts of the employees’ compensation until cash flow was sufficient. We expect to pay the accrued compensation during 2009; thus, the liability is classified as current on the balance sheet.
(11) Stock incentive plan
We have reserved 269,327 shares of authorized common stock to be issued pursuant to the 2008 Stock Incentive Plan (the “Plan”). The Plan is designed to stimulate the efforts of officers, employees, outside directors and consultants. Under the Plan, the Board has the sole discretion to grant options with exercise prices determined by the Board at the time of grant but not less than 100% of the fair market value of the common stock at the date of grant. The option term and vesting period is determined by the Board at the date of grant. The options cannot be sold or transferred to any other party without consent of the Board. If an employee is terminated for cause or voluntarily resigns prior to the options being exercised, the options are forfeited.
We estimate the value of our stock options using the calculated value on the grant date. We measure compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of our share price. We do not maintain an internal market for our shares and our shares have never been traded privately. The calculated value method requires that the volatility assumption used in an option pricing model be based on the volatilities of similar publicly traded companies we have identified or the historical volatility of an appropriate industry sector index.
During October 2008, we granted options with ten year lives which became fully vested upon grant date. As of June 30, 2009, none of the options were exercised or forfeited. The following summarizes the exercise price and number of common shares for these outstanding options:

Options Outstanding
Exercise Price	Number of
Per Share	Common Shares
$9.84	55,898
$24.50	40,653
$49.50	50,816

147,367

We use the Black-Scholes-Merton formula to estimate the calculated value of the share-based payments. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of the defense industrial goods and service industry sector. We calculated the historical volatility of this industry sector using the average annual closing total returns for the last five years immediately prior to option grant date. There were no options granted during the six months ended June 30, 2009 and 2008.

UNIVERSAL SAFETY RESPONSE, INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
For the Six Months Ended June 30, 2009 and 2008
(12) Related party transactions
At June 30, 2009 and December 31, 2008, other accounts payable to stockholders totaled $6,408 and $30,085.
We have notes payable to certain stockholders. See Note 9.
Interest expense under the notes payable to certain stockholders amounted to $203,549 and $215,860 for the six months ended June 30, 2009 and 2008, respectively.
(13) Subsequent event
On July 20, 2009, all of our outstanding capital stock was acquired by Smith & Wesson Holding Corporation pursuant to a merger transaction in which our stockholders received cash and common stock of Smith & Wesson Holding Corporation. Other than the sale of the business, there were no other events of which we were aware that occurred after the balance sheet date and up to the time of filing with the Securities Exchange Commission (“SEC”) on October 2, 2009 of our Amendment No. 1 to Current Report on Form 8-K/A that would require any adjustment to the accompanying financial statements.